UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

Approval of 2006 Executive Compensation

On March 22, 2006, the Compensation Committee (the “Committee”) of the Board of Directors determined the base salaries of all named executive officers would remain unchanged from 2005, except for Gateway’s interim chief executive officer, whose 2006 salary is still being determined, and Michael R. Tyler, Gateway’s senior vice president, chief legal and administrative officer, and secretary, whose 2006 base salary is set at $360,000.

The Committee also determined that the target bonus for each of Gateway’s named executive officers in 2006 is 80% of base salary with a maximum bonus opportunity of 100% of base salary, except for Gateway’s interim chief executive officer, whose 2006 bonus is still being determined. The bonus payment criteria established for Gateway’s named executive officers is a combination of targets related to Gateway’s revenue, net income, gross margin dollars, corporate general and administration expenses, cost of goods sold, business unit revenue, business unit contribution dollars and other business unit or individual initiatives. The bonus payments will be split equally between annual and quarterly components.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2006

GATEWAY, INC.

By:	/s/ Michael R. Tyler
Michael R. Tyler Senior Vice President & Chief Legal and Administrative Officer